Exhibit 10.8
NITROSECURITY, INC.
Form of
Nonstatutory Stock Option Agreement
Granted Under 2005 Stock Incentive Plan
1. Grant of Option.
     This agreement evidences the grant by NitroSecurity, Inc., a Delaware corporation (the “Company”), on                      (the “Grant Date”) to                      (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2005 Stock Incentive Plan (the “Plan”), a total of                      shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $                     per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on                      (the “Final Exercise Date”).
     All share numbers and per share dollar amounts in this agreement have been adjusted to reflect the one-for-twenty reverse stock split of the Company’s capital stock effected on October 18, 2006.
     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule.
     This option is exercisable in full as of                     .
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.
     (b) Violation of Confidentiality Provisions. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the confidentiality provisions of any agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.
     (c) Exercise Period Upon Death or Disability. If the Participant dies prior to the Final Exercise Date, this option shall be exercisable by an authorized transferee of the Participant within the period of one year following the date of death of the Participant, provided that that this option shall not be exercisable after the Final Exercise Date.

4. Stockholders Agreement.
     Upon exercise of this option, in whole or in part, the Participant shall become a party to the Amended and Restated Stockholders Agreement between the Company and certain of its stockholders (as may be further amended and/or restated from time to time) by delivering a counterpart signature page thereto.
5. Agreement in Connection with Public Offering.
     The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act of 1933, as amended, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.
6. Withholding.
     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
7. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
8. Provisions of the Plan.
     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.
     IN WITNESS WHEREOF, the Company has caused this option to be executed by its duly authorized officer.

NITROSECURITY, INC.
By:

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Incentive Plan.

PARTICIPANT:

(Signature)

Address:

NOTICE OF STOCK OPTION EXERCISE
Date:
NitroSecurity, Inc.
230 Commerce Way
Suite 325
Portsmouth, NH 03801
Attention: Treasurer
Dear Sir or Madam:
     I am the holder of a Nonstatutory Stock Option granted to me under the NitroSecurity, Inc. (the “Company”) 2005 Stock Incentive Plan on                      for the purchase of                      shares of Common Stock of the Company at a purchase price of $                     per share.
     I hereby exercise my option to purchase                      shares of Common Stock (the “Shares”), for which I have enclosed [insert method of payment] in the amount of $                    . Please register my stock certificate as follows:

Name(s):

Address:

Tax I.D. #:

     I represent, warrant and covenant as follows:
     1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.
     2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.
     3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
     4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

     5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

(Signature)

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